Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANULIFE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

200 Bloor Street East, Toronto
Ontario, Canada, M4W 1E5
(Address of principal executive offices)

JOHN HANCOCK FINANCIAL SERVICES, INC. 1999 LONG-TERM STOCK INCENTIVE PLAN, AS
AMENDED
JOHN HANCOCK FINANCIAL SERVICES, INC. NON-EMPLOYEE DIRECTORS’ LONG-TERM
STOCK INCENTIVE PLAN

(Full title of the plan)

James Gallagher, Esq.
Manulife Financial Corporation
73 Tremont Street, Suite 1300
Boston, Massachusetts 02108-3915
(Name and address of agent for service)

(617) 854-8614
(Telephone number, including area code, of agent for service)

Copy to:
General Counsel’s Office
200 Bloor Street East, Toronto
Ontario, Canada, M4W 1E5

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to	Offering Price per	Aggregate Offering	Amount of
Title of Securities to be Registered	be Registered (1)	Unit (2)	Price (2)	Registration Fee
Common Shares, no par value	22,752,839	$30.74	$699,422,271	$88,617 (3)

(1) This Registration Statement registers the issuance of 22,752,839 shares of common stock of Manulife Financial Corporation (the “Registrant”), no par value (the “Common Shares”). Such number of shares represents the aggregate number of shares that may be issued upon exercise of options, which have been granted under the plans listed above (collectively, the “Plans”). The maximum number of shares that may be issued in connection with the exercise of options under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of such Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon the weighted average exercise price per share ($30.74) for 22,752,839 shares subject to outstanding options previously granted.

(3) The total filing fee for Common Shares registered herein of $88,617 is offset pursuant to Rule 457(p) of the Securities Act by filing fees previously paid with respect to unsold shares registered pursuant to a registration statement on Form S-8 filed by John Hancock Financial Services, Inc., a wholly-owned subsidiary of the Registrant, on May 18, 2001 for the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan, as amended, and the John Hancock Non-Employee Directors’ Long-Term Stock Incentive Plan (Registration No. 333-61206).

EXPLANATORY NOTE

     Pursuant to the terms of the Agreement and Plan of Merger dated as of September 28, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of December 29, 2003 (the “Merger Agreement”), on April 28, 2004, Jupiter Merger Corporation, a direct wholly-owned subsidiary of the Registrant, merged with and into John Hancock Financial Services, Inc. (“John Hancock”), which is now a direct wholly-owned subsidiary of the Registrant (the “Merger”).

     Pursuant to the Merger Agreement, the Registrant assumed the obligations of John Hancock under the John Hancock 1999 Long-Term Stock Incentive Plan and the John Hancock Non-Employee Directors’ Long-Term Stock Incentive Plan, as amended (the “Plans”). Shares issuable under the Plans were originally registered by John Hancock on Forms S-8, Registration Nos. 333-30718 and 333-61206, respectively. The number of shares subject to outstanding options under the Plans as of the closing of the Merger has been recalculated pursuant to the exchange ratio set forth in the Merger Agreement. The weighted average exercise price has been calculated by dividing the weighted average exercise price per share of John Hancock common stock subject to options outstanding immediately prior to the closing of the Merger by the exchange ratio set forth in the Merger Agreement.

     This Registration Statement relates to the Common Shares of the Registrant issuable pursuant to the Plans based on the exchange ratio of 1.1853 Common Shares per share of John Hancock Common Stock as follows:

•	22,438,734 common shares subject to outstanding options granted under the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan, as amended; and

•	314,105 common shares subject to outstanding options granted under the John Hancock Financial Services, Inc. Non-Employee Directors’ Long-Term Stock Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the SEC on April 1, 2004;

     (3) The Registrant’s Current Reports on Form 6-K, filed with the SEC on each of February 5, 2004, April 1, 2004 and April 28, 2004; and

     (4) The Registrant’s Registration Statement on Form 8-A12B (File No. 001-14942), filed with the SEC on August 20, 1999, and the description of the Registrant’s Common Shares, as contained in Amendment No. 2 to the Registrant’s Registration Statement on Form F-10 (File No. 333-10380), filed with the SEC on September 25, 1999.

     In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is governed by the Insurance Companies Act (Canada) (the “ICA”). Under the ICA, a company may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company’s request as a director or officer of an entity of which the company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or the entity, if:

(1) that person acted honestly and in good faith with a view to the best interests of the company; and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her impugned conduct was lawful.

     These individuals are entitled to indemnity from the company if the person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the company or entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

     Pursuant to the Registrant’s by-laws, the directors and senior executive officers have by resolution provided that the Registrant will have no obligation to indemnify any person for:

•	any acts committed with actual dishonest, fraudulent, criminal or malicious intent;

•	any act of gross negligence or willful neglect;

•	any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

•	any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

•	any claims relating to pension plans sponsored by any person entitled to indemnification;

•	bodily injury, sickness or disease of any person;

•	injury to or destruction of any tangible property; and

•	any actions that were in breach of compliance with the Registrant’s policy.

     In addition, the directors and senior executive officers of the Registrant are insured under officers’ and directors’ liability insurance policies purchased by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description of Exhibit
4.1	Manulife Financial Corporation Letters Patent of Incorporation and Order to Commence and Carry on Business (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-110281)).

4.2	Manulife Financial Corporation General By-Laws No. 1 and No. 2 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-10281)).

5.1	Opinion of Richard A. Lococo, Vice President and Deputy General Counsel of Manulife Financial Corporation, as to the validity of the shares of Common Shares to which this Registration Statement relates.

23.1	Consent of Richard A. Lococo, Vice President and Deputy General Counsel of Manulife Financial Corporation (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-110281)).

99.1	John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan, as amended.

99.2	John Hancock Financial Services, Inc. Non-Employee Directors’ Long-Term Stock Incentive Plan.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 28, 2004.

MANULIFE FINANCIAL CORPORATION

By:	/s/ Richard A. Lococo

Name:	Richard A. Lococo
Title:	Vice President and Deputy General Counsel

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 28, 2004.

Signature	Title	Date

* Dominic D. D’Alessandro	President and Chief Executive Officer and Director (principal executive officer)	April 28, 2004

* Peter H. Rubenovitch	Executive Vice President and Chief Financial Officer (principal financial and principal accounting officer)	April 28, 2004

* Arthur R. Sawchuk	Chairman and Director	April 28, 2004

* Kevin E. Benson	Director	April 28, 2004

* John M. Cassaday	Director	April 28, 2004

* Lino J. Celeste	Director	April 28, 2004

* Gail C.A. Cook-Bennett	Director	April 28, 2004

* Robert E. Dineen, Jr.	Director	April 28, 2004

* Pierre Y. Ducros	Director	April 28, 2004

* Allister P. Graham	Director	April 28, 2004

* Thomas E. Kierans	Director	April 28, 2004

Signature	Title	Date

* Lorna A. Marsden	Director	April 28, 2004

* Hugh W. Sloan, Jr.	Director	April 28, 2004

* Gordon G. Thiessen	Director	April 28, 2004

* Michael H. Wilson	Director	April 28, 2004

* By:		April 28, 2004
/s/ Richard A. Lococo

Richard A. Lococo
Attorney-in-Fact

Authorized Representative in the United States:

By:	/s/ James D. Gallagher

Name: James D. Gallagher
Title: Vice President, Chief Legal Officer and Government Relations, U.S. Operations of Manulife Financial Corporation

Date: April 28, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Manulife Financial Corporation Letters Patent of Incorporation and Order to Commence and Carry on Business (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-110281)).

4.2	Manulife Financial Corporation General By-Laws No. 1 and No. 2 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-10281)).

5.1	Opinion of Richard A. Lococo, Vice President and Deputy General Counsel of Manulife Financial Corporation, as to the validity of the shares of Common Shares to which this Registration Statement relates.

23.1	Consent of Richard A. Lococo, Vice President and Deputy General Counsel of Manulife Financial Corporation (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form F-4, filed with the SEC on November 6, 2003 (Registration No. 333-110281)).

99.1	John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan, as amended.

99.2	John Hancock Financial Services, Inc. Non-Employee Directors’ Long-Term Stock Incentive Plan.